Exhibit (99)-2

PROXY	PEOPLE’S COMMUNITY BANCSHARES, INC.	PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PEOPLE’S COMMUNITY BANCSHARES, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 3, 2007

The undersigned hereby appoints Neil D. McCurry, Jr., with full power of substitution and ratification, attorney-in-fact and Proxy of the undersigned to vote all shares of common stock of People’s Community Bancshares, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 6:00 p.m. E.D.T. on Tuesday, July 3, 2007, at the principal executive offices of People’s Community Bancshares, Inc. located at 25 South Links Avenue, Sarasota, Florida 34236, and at any and all adjournments thereof:

1.	Merger. A proposal to approve the plan of merger contained in the Agreement and Plan of Merger dated as of January 18, 2007 between Superior Bancorp and People’s Community Bancshares, Inc., pursuant to which People’s Community Bancshares, Inc. will be merged with and into Superior Bancorp, as more fully described in the prospectus/proxy statement.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

2.	Adjournment. To permit the adjournment of the Special Meeting to solicit additional proxies if there are insufficient votes to approve Proposal 1.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

(Continued and to be dated and signed on reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears on the stock records of People’s Community Bancshares, Inc. When shares are held jointly, both are requested to sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If signed as a corporation, please sign full corporate name by an authorized officer.

Dated: _ _ , 2007

(Print Name)

(Signature of Stockholder(s)

(Print Name)

(Signature of Stockholder(s)

PLEASE DATE, SIGN AND RETURN THIS PROXY TO
PEOPLE’S COMMUNITY BANCSHARES, INC. IN THE
ENCLOSED ENVELOPE. THANK YOU.